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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS
GENESIS MICROCHIP INC.

We consent to the incorporation by reference in this Registration Statement on Form S-8 to be filed January 12, 1999 pertaining to the 1997 Employee Stock Option Plan, as amended on October 27, 1998, and the 1997 Employee Stock Purchase Plan of our report dated July 10, 1998 on the consolidated financial statements of the Company as at May 31, 1998 and 1997 and for three years ended May 31, 1998 included in the May 31, 1998 Form 20-F of the Company.


/s/ KPMG LLP

Toronto, Canada
January 12, 1999